Exhibit 4.6

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made and entered on this ___th day of _____, 2019, (the “Effective Date”) by and between [name] (“Lender”), and GENELUX CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (“Borrower”).

WHEREAS, Borrower has an urgent need for significant funding to maintain operations pending receipt of a large investment that was unexpectedly delayed.

WHEREAS, Borrower desires to sell to Lender and Lender desires to purchase from Borrower, a convertible promissory note on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

CONVERTIBLE PROMISSORY NOTE

1.1

The Loan. Lender agrees, on the terms and conditions set forth in this Agreement, to lend to Borrower ____ Hundred Thousand Dollars ($______) in one or more investments (the “Principal”) as the “Loan”, said amount to be fully funded by __________, with interest accruing on each investment from the date of receipt of said investment. Funds from the loan may be applied to operating costs or other business-related expenses and goals of Borrower, in the sole discretion of Genelux management.

1.2

Evidence of Indebtedness. Indebtedness of Borrower to Lender in respect of the Loan will be evidenced by a promissory note (the “Note”) substantially in the form of Exhibit A attached hereto, which will be provided by the Borrower to the Lender forthwith. The Note shall be dated as of the date that the principal was received by Borrower (the “Issue Date”).

1.3

Maturity Date. All Principal, plus all accrued but unpaid interest (5% per annum, simple interest) on Note, shall be due and payable on the date which is thirty-six (36) months from the Effective Date of this agreement, unless earlier converted pursuant to section 2.1 or 2.2, below.

1.4

Repayment of the Loan. In the event the Loan is not earlier converted pursuant to Sections 2.1 or 2.2, Borrower will repay the Principal and any accrued but unpaid interest to the Lender on or before the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first to accrued interest; and second, to principal. Borrower may, in its sole discretion, prepay the Principle of the note, together with accrued interest, without penalty, bonus, or charges, upon thirty days advanced notice to the Lender.

ARTICLE II

CONVERSION RIGHTS, RESTRICTION ON TRANSFER

2.1	Conversion to Common Stock

Prior to the expiration of the Term of Note, Investor will have the option to convert any or all of the outstanding unpaid aggregate of principal and accrued interest of the Notes into the Common Stock of the Company at a conversion price of $4.00/share.

Should the loan be fully funded by the date set forth in Section 1.1 hereinabove, AND should lender elect to convert under this paragraph, Lender will be entitled, in addition to the shares purchased, to a warrant for twenty-five percent (25%) of the purchased shares, exercisable at $3.50/share for up to three years from the date of purchase (in other words, if Lender converts the entire amount of the Loan ($___) into ____ shares of common stock, Lender will receive a warrant, exercisable at $3.50/share, for an additional ____ shares of common stock).

The conversion price and the warrant exercise price are collectively referred to as the Conversion Price.

Provided, however, that in the event of a merger, consolidation or combination of Borrower with or into another entity, and following such event such surviving entity consummates an institutional financing in an amount equal to or greater than $15,000,000, the pre-money valuation of the surviving entity in such financing shall be calculated on a per share basis of Borrower, and if such per share amount is lesser than the Conversion Price above, such lesser amount shall be and become the Conversion Price for the Notes.

In the event of an automatic conversion pursuant to section 2.2, the conversion price will be 90% of the IPO price or the stated Conversion Price, above, whichever is lower Please note that standard underwriters’ lock-up provisions of up to six months may apply during the initiation of the IPO.

The Lender may elect (in Lender’s sole discretion), by providing to Borrower a written notice in the form of Exhibit B attached hereto (the “Common Stock Conversion Notice”), to convert, pursuant to the terms of this Article II, all or any portion of the then outstanding Principal, together with all accrued but unpaid interest on such amount (collectively the “Conversion Amount” in such event).

(a)

Issuance of Conversion Shares. Following the receipt of the properly completed Common Stock Conversion Notice, Subscription Agreement and any other required documentation, the Borrower will issue Common Stock to the Lender in an amount equal to the Conversion Amount divided by the Conversion Price. The Borrower shall not be required to issue fractional shares upon any conversion made pursuant to this Article II. If any fractional interest in securities would be issuable upon any conversion hereunder, the Borrower shall make cash payment for the portion of the Common Stock Conversion Price that would otherwise require the delivery of certificates representing such fractional interest.

2.2

Automatic Conversion. All Principal, plus all accrued but unpaid interest on the Note, shall automatically convert into such number of fully paid and non-assessable shares of Common Stock at the applicable Conversion Price for such Note upon the consummation of the Borrower’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (other than a registration relating solely to a transaction under Rule 145 of the Securities Act or to an employee benefit plan of the Corporation), that results in aggregate cash proceeds to the Corporation and/or any selling stockholders of an amount equal to or greater than $15,000,000 (before deducting underwriting discounts and commissions and appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock). In the event of the automatic conversion of the Note upon a public offering as aforesaid, the conversions of such Note shall be deemed to have occurred automatically immediately prior to the closing of such public offering.

2.3

Conversion Discharges Borrower. Conversion of Principal and interest in accordance herewith shall operate to discharge the Borrower’s obligations with respect to repayment of the Principal and interest as converted and effective as of the date of the Common Stock Conversion Notice. The Borrower shall not be bound to inquire into the title of the Lender, save as ordered by a court of competent jurisdiction or as required by statute. The Borrower shall not be bound to see to the execution of any trust affecting the ownership of the Note(s) surrendered in connection with any conversion of Principal nor be charged with notice of any equity that may be subsisting in respect thereof, unless the Borrower has actual notice thereof.

2.4	Transfer of Securities. Restrictions on transfer of shares are set forth on page 25 of the Series K Private Placement Memorandum dated March 7, 2012, which has been provided to Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Borrower. In order to induce Lender to enter into this Agreement and to make the advance provided for herein, Borrower represents and warrants to Lender as follows:

(a)

Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

(b)	Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

(c)

Borrower is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts it from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

(d)

Upon conversion pursuant to Sections 2.1 or 2.2 of this agreement, Borrower shall deliver to Lender certificates representing the converted Common Stock, subject to no liens and no restriction on transfer other than as set forth in the legends on the certificate, which legends shall provide substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE HOLDER AND BORROWER, A COPY OF WHICH HAS BEEN FILED WITH THE SECRETARY OF BORROWER AND IS AVAILABLE UPON REQUEST. BY ACCEPTING ANY INTEREST IN THE SECURITIES EVIDENCED BY THIS CERTIFICATE, THE PERSON ACCEPTING SUCH INTEREST SHALL RECEIVE SUCH INTEREST SUBJECT TO SUCH AGREEMENT, AND SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT.

(e)

Borrower represents that the Note and the Common Stock to which the Note is convertible (collectively, the “Securities”) will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Act (“Rule 144”), that the certificates evidencing the Securities will include the restrictive legends substantially as set forth in Section 3.2(d) and that the certificates evidencing the converted Common Stock may be subject to such restrictions and, except as otherwise set forth in this Agreement, that the Securities cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, unless the Lender complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(f)	Borrower makes no other representations or warranties with respect to the Securities or Borrower, except as provided in this Agreement.

3.2	Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower, as of the date hereof, the following:

(a)

Lender has full power and capacity to enter into, execute and perform this Agreement, which Agreement, once executed by Lender, shall be the valid and binding obligation of Lender, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

(b)

Lender is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by Lender.

(c)	with respect to the Securities being acquired by Lender:

(i)

Lender is and will be acquiring the Securities for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; Lender has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Securities (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

(ii)	this subscription for Securities by Lender is not the result of any form of general solicitation or general advertising;

(iii)

Lender hereby acknowledges that: (A) the offering of the Securities was made only through direct, personal communication between Lender (or a registered FINRA member firm retained by the Borrower to assist with the placement of the Securities) and Borrower; (B) Lender has had full access to material concerning Borrower’s planned business and operations, which material was furnished or made available to Lender by officers or representatives of Borrower; (C) Borrower has given Lender the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) Lender understands and acknowledges that a purchaser of the Securities must be prepared to bear the economic risk of such investment for an indefinite period.

(d)

Lender is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act and has accurately completed the Certificate of Accredited Investor Status attached hereto as Exhibit C;

(e)

Lender has been advised to consult with an attorney regarding all legal matters concerning the purchase and ownership of the Securities, and with a tax advisor regarding the tax consequences of purchasing such Securities; and

(f)	Lender understands that its investment in Borrower involves a high degree of risk and that Lender has the financial resources to bear the loss of the entire investment amount.

(g)

Lender has received and read the Series K PPM and the Supplement thereto together with all of its exhibits and attachments, all of which are incorporated herein by reference, and acknowledges the disclosures and terms contained therein.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

4.1

Events of Default. Borrower shall be in default under this Agreement on the occurrence of any of the following events or conditions and the failure of Borrower to cure such events or conditions within ten (10) business days following the receipt of a written notice from Lender describing with particularity the event or condition giving rise to an event of default:

(a)	Failure to pay any principal or interest hereunder when the same becomes due.

(b)

Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(c)

Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

4.2

Key Persons. A further material consideration for this Agreement is that key management of Borrower (Genelux Corporation) remain in place throughout the life of the loan. Key management means the present CEO/President of Genelux (Tom Zindrick) and the Associate Vice President of Investor Relations (Melodee Newbold). Lender reserves the right to call the loan and demand immediate repayment of the entire balance should key management change during the life of the loan, except in the event that the change in key management is due to a merger or acquisition approved by Genelux shareholders.

4.3

Remedies. Upon the occurrence of an event of default as defined above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable by providing a written notice to Borrower specifying the nature of the default and its intention to accelerate the repayment of the Loan. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.

ARTICLE V

GENERAL PROVISIONS

5.1

Notices. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 5.1:

If to Borrower:	Genelux Corporation Attn: Thomas D. Zindrick, CEO
1177 Idaho St., #202
Redlands, CA 92374

If to Lender:
Attn:

5.2

Entire Agreement. This Agreement, together with the Series K PPM and the Supplement thereto, constitute the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

5.3

Binding Agreement; Assignment. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement and the Note (the “Loan Documents”) shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that the Loan Documents may not be assigned (whether by contract or by operation of law) by Lender without the prior written consent of Borrower, which consent may be given or withheld in the sole discretion of Borrower, provided however, that any such permitted assignee of any of the Loan Documents, executes an assignment agreement or such other document as Borrower may reasonably request containing all the representations, warranties and covenants contained in this Agreement and certifying to Borrower that such permitted assignee is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

5.4

Waiver. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

5.5	Headings. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

5.6

Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

5.7

Further Documents and Acts. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

5.8

Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of San Diego. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note Purchase Agreement as of the date and year first above written.

LENDER	WITNESS:

[name]	Melodee Newbold

GENELUX CORPORATION	ATTEST:

By:	By:
Thomas D. Zindrick	Nate Schilt, J.D.
President and CEO	Secretary

EXHIBIT A

to Convertible Note Purchase Agreement

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$[_______]	_____________ __, 2019

This Convertible Promissory Note (the “Note”) is being issued pursuant to a Convertible Note Purchase Agreement dated for reference as of [DATE] between Genelux Corporation and [LENDER] (the “Agreement”). Capitalized terms used in this Promissory Note that are defined in the Agreement shall have the same meanings as defined therein, unless otherwise defined herein. To the extent of any conflict between the terms of this Note and the Agreement, the terms of the Agreement shall take precedence.

FOR VALUE RECEIVED, Genelux Corporation (the “Borrower”), of 1177 Idaho St., #202, Redlands, CA 92374, PROMISES TO PAY on the proposed “Maturity Date” which is thirty-six (36) months from the Effective Date of this agreement or, unless earlier converted, on the date of an IPO whichever is earlier or on demand in accordance with the terms of the Agreement, to the order of [LENDER] (the “Lender”), at [ADDRESS], the sum of [_____] Dollars ($[_______]) (the “Principal”) simple interest at the rate of 5% per annum (the “Interest”), calculated and accrued monthly in arrears, shall accrue until the earlier of (i) the Maturity Date, (ii) the date the Loan is repaid in full, or (iii) the date that the Lender elects to convert the Principal and all accrued Interest to Borrower’s common stock pursuant to the terms of the Agreement.

The obligations of the Borrower to pay the Loan to the Lender will terminate if and to the extent that the Loan is converted in accordance with Article II of the Agreement.

The Borrower may prepay all or any portion of the Indebtedness at any time or from time to time without penalty, bonus or charges.

Genelux Corporation, a Delaware corporation

By Thomas D. Zindrick
President and CEO

EXHIBIT B

to Convertible Note Purchase Agreement

NOTICE OF CONVERSION

(Common Stock)

TO:    Genelux Corporation (the “Company”)

1.

The undersigned hereby elects to convert to shares of Company Common Stock the amount of outstanding Principal and accrued interest under the attached Convertible Note Purchase Agreement and the attached Convertible Promissory Note(s), all pursuant to the terms of the Convertible Note Purchase Agreement, in the amounts designated below:

Principal:	$	_____________
Interest accrued on such amount of Principal:	$	_____________
Total (the “Conversion Amount”):	$	_____________

2.

The undersigned hereby certifies that (a) he/she/it is an “accredited investor” as defined by Rule 501 of Regulation D; and (b) all representations and warranties contained in the Convertible Note Agreement and its attachments and exhibits as to the undersigned’s status as an investor in the Company remain true and correct as of the date of this Notice of Conversion.

3.	Attached, please find the completed Subscription Agreement for the purchase of Common Stock of the Company.

(Name)

(Address)

(Date)		(Name of Lender)

By:
Title:
(Name of Lender, and title and signature of authorized person)

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EXHIBIT C

to Convertible Note Purchase Agreement

CERTIFICATION OF ACCREDITED INVESTOR STATUS

I hereby represent and warrant to Seller that I am an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 because I meet the following criteria:

PLEASE INITIAL ONE:

I.    If purchaser is an individual, I certify that I am an “accredited investor” because:

_____ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

OR

_____    I have an individual net worth, or my spouse and I have a joint net worth that exceeds $1,000,000, excluding the value of my/our primary residence but including personal property over total liabilities, but excluding from such liabilities the amount of mortgage debt secured by any such principal residence, except to the extent that the amount of the mortgage debt exceeds the fair value of the residence.

II.	If Purchaser is a corporation, partnership, employee benefit plan or IRA, it certifies as follows:

A.    Has the subscribing entity been formed for the specific purpose of investing in the Securities?

☐ YES                                                                                                                          ☐ NO

If your answer to question A is “No” INITIAL whichever of the following statements (1-5) is applicable to you. If your answer to question A is “Yes” the subscribing entity must be able to certify to statement (B) below in order to qualify as an “accredited investor”.

The undersigned entity certifies that it is an “accredited investor” because it is:

1.    ______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

2.    _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

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3.    _______ each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also INITIAL the appropriate space in that section; or

4.    _______ the plan is a self directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS; or

5.    _______ a corporation, a partnership or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

B. If the answer to Question A above is “Yes,” please certify the statement below is true and correct:

_______ The undersigned entity certifies that it is an accredited investor because each of its shareholder or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also INITIAL the appropriate space in that section.

III.    If Purchaser is a Trust, it certifies as follows:

A. Has the subscribing entity been formed for the specific purpose of investing in the Securities?

☐ YES                                                                                                                                       ☐ NO

If your answer to question A is “No”, INITIAL whichever of the following statements (1-3) is applicable to the subscribing entity. If your answer to question A is “Yes” the subscribing entity must be able to certify to the statement (3) below in order to qualify as an “accredited investor”.

The undersigned trustee certifies that the trust is an “accredited investor” because:

_______1. the trust has total assets in excess of $5,000,000 and the investment decision has been made by a “sophisticated person”; or

_______2. the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

_______3. the undersigned trustee certifies that the trust is an accredited investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) meets at least one of the following conditions described above under INDIVIDUAL ACCREDITED INVESTOR STATUS. Please also INITIAL the appropriate space in that section.

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I further certify that I am a “qualified investor” with such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of prospective investments.

I understand that Genelux Corporation will rely on the representations that I am making in this Certificate in order to ensure compliance with Federal and state securities laws. I agree to indemnify and hold harmless Genelux Corporation and any agents from any damages arising from their detrimental reliance on any false statement that I make in this Certificate.

Print Name:

[Signature]

Address

Address

Telephone Number

Facsimile Number

Social Security/Tax I.D. Number

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